EXECUTION COPY

AMENDMENT NO. 3 TO CREDIT AGREEMENT

DATED AS OF AUGUST 6, 2004

AMONG

SOUTHERN STAR CENTRAL GAS PIPELINE, INC.,
AS BORROWER,

THE LENDERS NAMED HEREIN,
AS LENDERS,

AND

UNION BANK OF CALIFORNIA, N.A.,
AS LEAD ARRANGER, COLLATERAL AGENT, AND ADMINISTRATIVE AGENT

__________________________________________

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AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of August 6, 2004 (this “Amendment”), is entered into by and among SOUTHERN STAR CENTRAL GAS PIPELINE, INC., a Delaware corporation, as the Borrower (the “Borrower”), the lenders that are signatories  from time to time to the Credit Agreement (as defined below) (the “Lenders”), and UNION BANK OF CALIFORNIA, N.A., acting in its capacity as Lead Arranger, as Collateral Agent, and as Administrative Agent (together with its permitted successors and assigns in each such capacity, the “Agent”) (the Borrower, the Lenders, and the Agent, collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Parties have entered into that certain Credit Agreement dated as of August 8, 2003 (as amended by Amendment No. 1 to the Credit Agreement dated as of December 2, 2003, Amendment No. 2 to Credit Agreement dated as of February 24, 2004, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders extend the Working Capital Loan Maturity Date; and

WHEREAS, the Parties have agreed that the Credit Agreement be amended as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, the Parties agree as follows:

SECTION 1.

Definitions; Interpretation. As used in this Amendment and unless otherwise expressly indicated, or unless the context clearly requires otherwise, for all purposes of this Amendment (a) capitalized terms shall have the meanings set forth in Schedule X to the Credit Agreement, and (b) the principles of construction set forth in Schedule X shall apply.

SECTION 2.

Amendment to Credit Agreement.  Schedule X of the Credit Agreement is hereby amended by replacing the definition of "Working Capital Loan Maturity Date" in its entirety with the following:

“

“Working Capital Loan Maturity Date” shall mean the earlier of (i) August 5, 2005 and (ii) the date on which the Indenture is defeased in its entirety or terminated in accordance with its terms or is otherwise refinanced or replaced; provided, however, that, on or after the Working Capital Loan Maturity Date, the Working Capital Loans may be renewed as new working capital loans if the Borrower so requests and each Lender in its sole discretion agrees to provide such new working capital loans and the Working Capital Loan Maturity Date shall be amended in accordance with such agreement, if any.”

SECTION 3.

Working Capital Loan Commitment Extension Fee.  In consideration for the agreement by the Lenders to extend the Working Capital Loan Maturity Date and to continue to maintain their respective Working Capital Loan Commitments in accordance with the terms of the Credit Agreement (and in addition to any Commitment Fees owing to the Lenders in accordance with Section 2.05 of the Credit Agreement), the Borrower shall pay to the Administrative Agent for the account of the Lenders having a Working Capital Loan Commitment Percentage greater than zero, a one-time extension fee equal to one-tenth of one percent (0.10%) of each such Lender’s Working Capital Loan Commitment.

SECTION 4.

Conditions to Effectiveness.  This Amendment shall become effective upon (a) the execution and delivery of a counterpart hereof by each of the Borrower, the Agent, and each of the Lenders and (b) the payment by the Borrower of the extension fee to the Administrative Agent in accordance with Section 3 of this Amendment.

SECTION 5.

Ratification; No Waiver; Etc.  Except as expressly amended hereby, the Credit Agreement, the other Loan Documents, and all documents, instruments, and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  Except as expressly provided herein, the execution, delivery, and effectiveness of this Amendment shall neither operate as a waiver of any right, power, or remedy of the Parties under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Credit Agreement, the other Loan Documents, and any related documents, instruments, and agreements hereafter to the Credit Agreement shall refer to the Credit Agreement as amended hereby.

SECTION 6.

Authority; Etc.  The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of all of its agreements and obligations hereunder and under the Credit Agreement as amended hereby are within the organizational authority of the Borrower and have been duly authorized by all necessary organizational action on the part of the Borrower.

SECTION 7.

Expenses.  Pursuant to Section 9.05(a) of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with this Amendment including (a) fees and other amounts paid by the Administrative Agent to the Lenders, and (b) reasonable and documented fees of legal counsel for the Administrative Agent.

SECTION 8.

Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York.

SECTION 9.

Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment or the Credit Agreement, and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment or the Credit Agreement.

SECTION 10.

Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument.  The parties hereto shall accept executed counterparts delivered by facsimile transmission as original signatures, with such facsimile transmission to be followed by delivery of originals via overnight mail.

SECTION 11.

Entire Agreement.  This Amendment, the Credit Agreement, and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among the Parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Amendment, and the other Loan Documents.  Nothing in this Amendment, the Credit Agreement, or the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, obligations, or liabilities under or by reason of this Amendment, the Credit Agreement, or the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Credit Agreement to be duly executed as of the date and year first above written.

SOUTHERN STAR CENTRAL GAS PIPELINE, INC.,
as Borrower

By /s/ Michael Walsh

Name: Michael Walsh
Title: Chief Executive Officer

UNION BANK OF CALIFORNIA, N.A.,
as Lender, Lead Arranger, Collateral Agent, and Administrative Agent

By /s/ Jonathan Bigelow

Name: Jonathan Bigelow
Title: Vice President

[Amendment No. 3 to Credit Agreement]

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AIB Debt Management Limited, as Lender

By /s/ Aidan Langan

Name: Aidan Langan
Title: Assistant Vice President
            Investment Advisor to
        AIB Debt Management, Limited

By /s/ Vaughn Buck

   Name: Vaughn Buck
  Title: Senior Vice President
            Investment Advisor to
            AIB Debt Management, Limited

[Amendment No. 3 to Credit Agreement]

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The Governor and Company of the Bank of Scotland, as Lender

By /s/ David Baxter

Name: David Baxter
Title: Director of Corporate Banking

[Amendment No. 3 to Credit Agreement]

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KBC Bank, N.V.,
as Lender

By /s/ Claudia Choi

Name: Claudia Choi
Title: Senior Associate

By /s/ Susan M. Silver

Name: Susan M. Silver
Title: Vice President
         & Team Leader

[Amendment No. 3 to Credit Agreement]

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Allied Irish Banks plc, as Lender

By /s/ Aidan Langan

Name: Aidan Langan
Title: Assistant Vice President

By /s/ Vaughn Buck

   Name: Vaughn Buck
  Title: Senior Vice President

[Amendment No. 3 to Credit Agreement]

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